                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) March 31, 1999

                            WASTE CONNECTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                    0-19674
                            (Commission File Number)

                                   94-3283464
                       (IRS Employer Identification No.)

         2260 Douglas Boulevard, Suite 280, Roseville, California 95661
         (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code (916) 772-2221

                                 Not Applicable
         (Former name or former address, if changed since last report.)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

        On April 12, 1999, Waste Connections, Inc., a Delaware corporation ("WCI"), filed a Form 8-K describing the acquisition on March 31, 1999, of all of the outstanding capital stock of each of Management Environmental National, Inc., a Washington corporation ("MENI"), and RH Financial Corporation, a Washington corporation ("RHFC"). MENI and RHFC are the sole partners of two limited partnerships, Columbia Resource Co., L.P. and Finley-Buttes Limited Partnership. Certain financial statements of Columbia Resource Co., L.P. and Finley-Buttes Limited Partnership and certain pro forma financial data of WCI were not then available and therefore were not included in the April 12, 1999 Form 8-K filing. WCI hereby amends its Form 8-K filed on April 12,1999, to include the financial statements and pro forma financial information set forth below in Item 7.

        Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Financial Statements of Businesses Acquired.

        Columbia Resource Co., L.P. and Finley-Buttes Limited Partnership

        Independent Auditors' Report

        Combined Balance Sheets as of December 31, 1997 and 1998

        Combined Statements of Income for each of the three years in the period ended December 31, 1998

        Combined Statements of Partners Capital and Comprehensive Income for each of the three years in the period ended December 31, 1998

        Combined Statements of Cash Flows for each of the three years in the period ended December 31, 1998

        Notes to Financial Statements

                          INDEPENDENT AUDITORS' REPORT

The Partners
Columbia Resource Co., L.P. and
Finley-Buttes Limited Partnership
Vancouver, Washington

     We have audited the accompanying combined balance sheets of Columbia Resource Co., L.P. and Finley-Buttes Limited Partnership as of December 31, 1997 and 1998, and the related combined statements of income, partners' capital and comprehensive income, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Columbia Resource Co., L.P. and Finley-Buttes Limited Partnership at December 31, 1997 and 1998, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

PERKINS & COMPANY, P.C.
Portland, Oregon
March 9, 1999, except
for the second paragraph
of Note 12, as to which the
date is March 31, 1999

                          COLUMBIA RESOURCE CO., L.P.
                     AND FINLEY-BUTTES LIMITED PARTNERSHIP

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
Current assets:
  Cash and cash equivalents.................................  $ 1,579    $ 2,048
  Investments in marketable securities......................       --      5,640
  Accounts receivable:
     Trade, less allowance for doubtful accounts of $64 in
      1998..................................................    2,343      2,330
     Related parties........................................       39        137
  Prepaid expenses..........................................      225        300
  Other assets..............................................       --        668
                                                              -------    -------
          Total current assets..............................    4,186     11,123
Property and equipment, net.................................   21,177     19,820
Investment in marketable securities.........................    3,900         --
Other assets................................................    2,688      2,389
                                                              -------    -------
                                                              $31,951    $33,332
                                                              =======    =======

                       LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable:
     Trade..................................................  $   678    $   821
     Related parties........................................      315        334
  Accrued expenses..........................................      403        536
  Other liability...........................................       --        668
  Current portion of long-term debt.........................    2,039      1,779
                                                              -------    -------
          Total current liabilities.........................    3,435      4,138
Long-term debt..............................................   18,908     16,298
Other liability.............................................      533         --
Commitments and contingencies (Notes 4, 6 and 9)
Partners' capital:
  Accumulated other comprehensive income....................       --        740
  Other partners' capital...................................    9,075     12,156
                                                              -------    -------
                                                                9,075     12,896
                                                              -------    -------
                                                              $31,951    $33,332
                                                              =======    =======

                            See accompanying notes.

                          COLUMBIA RESOURCE CO., L.P.
                     AND FINLEY-BUTTES LIMITED PARTNERSHIP

                         COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                YEARS ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1996       1997       1998
                                                              -------    -------    -------
Revenues....................................................  $21,492    $22,940    $22,511
Operating expenses:
  Cost of operations........................................   10,986     11,975     10,675
  Selling, general and administrative.......................    2,876      3,145      2,956
  Depreciation and amortization.............................    2,745      2,846      2,729
                                                              -------    -------    -------
Income from operations......................................    4,885      4,974      6,151
Other income (expense):
  Interest expense, net.....................................   (1,675)    (1,519)    (1,258)
  Other income, net.........................................       16         19         29
  Gain on disposal of subsidiary............................       --      2,544         --
                                                              -------    -------    -------
                                                               (1,659)     1,044     (1,229)
                                                              -------    -------    -------
Net income..................................................  $ 3,226    $ 6,018    $ 4,922
                                                              =======    =======    =======
Pro forma income taxes (unaudited -- Note 11)...............  $(1,255)   $(1,935)   $(1,785)
                                                              -------    -------    -------
Pro forma net income (unaudited -- Note 11).................  $ 1,971    $ 4,083    $ 3,137
                                                              =======    =======    =======

                            See accompanying notes.

                          COLUMBIA RESOURCE CO., L.P.
                     AND FINLEY-BUTTES LIMITED PARTNERSHIP

       COMBINED STATEMENTS OF PARTNERS' CAPITAL AND COMPREHENSIVE INCOME
                                 (IN THOUSANDS)

                                                                ACCUMULATED
                                                                   OTHER          OTHER        TOTAL
                                              COMPREHENSIVE    COMPREHENSIVE    PARTNERS'    PARTNERS'
                                                 INCOME           INCOME         CAPITAL      CAPITAL
                                              -------------    -------------    ---------    ---------
Balances at December 31, 1995...............                       $ --          $ 3,045      $ 3,045
Net income..................................     $3,226              --            3,226        3,226
                                                 ======
Capital contributions.......................                         --              475          475
Distributions...............................                         --           (2,080)      (2,080)
                                                                   ----          -------      -------
Balances at December 31, 1996...............                         --            4,666        4,666
Net income..................................     $6,018              --            6,018        6,018
                                                 ======
Distributions...............................                         --           (1,609)      (1,609)
                                                                   ----          -------      -------
Balances at December 31, 1997...............                         --            9,075        9,075
Comprehensive income:
  Net income................................     $4,922              --            4,922        4,922
  Other comprehensive income:
  Unrealized gains on marketable
     securities.............................        740             740               --          740
                                                 ------
                                                 $5,662
                                                 ======
Distributions...............................                         --           (1,841)      (1,841)
                                                                   ----          -------      -------
Balances at December 31, 1998...............                       $740          $12,156      $12,896
                                                                   ====          =======      =======

                            See accompanying notes.

                          COLUMBIA RESOURCE CO., L.P.
                     AND FINLEY-BUTTES LIMITED PARTNERSHIP

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                YEARS ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1996       1997       1998
                                                              -------    -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 3,226    $ 6,018    $ 4,922
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Gain on disposal of subsidiary.........................       --     (2,544)        --
     Depreciation and amortization..........................    2,745      2,846      2,729
     Loss on disposition of property and equipment..........        2          1          1
     Changes in operating assets and liabilities:
       Accounts receivable..................................    3,641       (184)       (85)
       Prepaid expenses.....................................      (65)        (7)       (73)
       Inventories..........................................       13        (37)        --
       Accounts payable.....................................     (224)      (318)       163
       Accrued expenses.....................................     (740)        (3)       133
       Other liability......................................      106        117        134
                                                              -------    -------    -------
  Net cash provided by operating activities.................    8,704      5,890      7,924
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in commercial paper............................       --         --     (1,000)
  Proceeds from (investment in) municipal bonds.............   (1,200)     1,200         --
  Purchases of property and equipment.......................     (848)    (1,330)      (227)
  Investment in cell development............................     (855)    (1,590)    (1,069)
  Investment in other assets................................     (353)      (393)      (448)
                                                              -------    -------    -------
  Net cash used in investing activities.....................   (3,256)    (2,113)    (2,744)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net payments on short-term borrowings.....................   (1,000)        --         --
  Proceeds from long-term debt..............................    1,000         --         --
  Principal payments on long-term debt......................   (3,142)    (1,989)    (2,870)
  Capital contributions.....................................      400         --         --
  Distributions paid to partners............................   (2,080)    (1,609)    (1,841)
                                                              -------    -------    -------
  Net cash used in financing activities.....................   (4,822)    (3,598)    (4,711)
                                                              -------    -------    -------
  Net increase in cash and cash equivalents.................      626        179        469
Cash and cash equivalents, beginning of period..............      774      1,400      1,579
                                                              -------    -------    -------
Cash and cash equivalents, end of period....................  $ 1,400    $ 1,579    $ 2,048
                                                              =======    =======    =======
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
     Cash paid for interest.................................  $ 1,872    $ 1,657    $ 1,501
     Advance due to partner contributed to Columbia.........  $    75    $    --    $    --
     Marketable securities received for sale of
       subsidiary...........................................  $    --    $ 3,900    $    --

                            See accompanying notes.

                          COLUMBIA RESOURCE CO., L.P.
                     AND FINLEY-BUTTES LIMITED PARTNERSHIP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1997 AND 1998
                                 (IN THOUSANDS)

 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     Columbia Resource Co., L.P. (Columbia) is a Washington limited partnership which was formed in December 1989. On January 1, 1992, Columbia began significant operations. Columbia has a long-term contract with a county in Washington (the County) to receive and dispose of all municipal waste generated within its geographical boundaries. Columbia's headquarters are located in Vancouver, Washington.

     Finley-Buttes Limited Partnership (Finley) is an Oregon limited partnership which was formed in December 1989. On November 1, 1990, Finley began significant operations. Finley has a long-term contract with a governmental subdivision of Oregon to operate a regional landfill for solid waste. A substantial portion of Finley's operations involves providing landfill services to Columbia.

     The general partner of both partnerships is Management Environmental National of Washington, Inc. (MENWI). The limited partner of both partnerships is RH Financial Corporation (RHFC). Both partners are Washington corporations and are owned by the same individual. MENWI and RHFC have no operations or activity other than those of Columbia and Finley, as reflected in the accompanying financial statements.

PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts of Columbia and Finley (the Partnerships) as a result of their common ownership and management. Significant intercompany balances and transactions have been eliminated in combination. For periods prior to the sale of Columbia's subsidiary on December 31, 1997, the combined financial statements also include the accounts of Wastech, Inc. (Note 10).

CASH AND CASH EQUIVALENTS

     The Partnerships consider all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

     The Partnerships grant credit to customers with a large portion of revenue generated from business with large regional and national commercial waste hauling companies. The Partnership maintains allowances for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

     The Partnerships limit their credit exposure for cash and cash equivalents by investing in what they believe to be only high quality investments.

     The Partnerships maintain cash in bank deposit accounts which may exceed federally insured limits. The Partnerships have not experienced any losses in such accounts.

INVESTMENT IN COMMERCIAL PAPER

     Investments in commercial paper of $1,000 at December 31, 1998 maturing on February 17, 1999 are considered available for sale and are recorded at cost which approximates fair value.

                          COLUMBIA RESOURCE CO., L.P.
               AND FINLEY-BUTTES LIMITED PARTNERSHIP (CONTINUED)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1997 AND 1998
                                 (IN THOUSANDS)

INVESTMENT IN EQUITY SECURITIES

     Equity securities (Note 10) are accounted for at fair value. Unrealized holding gains and losses on securities classified as available for sale are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses are determined on the basis of historical cost.

     The fair value of such securities was $3,900 and $4,640 at December 31, 1997 and 1998, respectively. Unrealized holding gains, added to other comprehensive income during 1998 were $740. There have been no realized gains or losses on these securities.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation.

     Capitalized landfill costs include expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and preparation costs represent only direct costs related to these activities, including legal, engineering, construction of landfill improvements, cell development costs and direct costs of personnel dedicated for these purposes.

     Certain landfill costs related to the entire landfill are depreciated on the straight-line method over the estimated useful life of the landfill. Landfill preparation costs related specifically to cell development are depreciated as airspace of the related cell is consumed. Finley estimates the rate used to depreciate cell development costs by estimating costs in developing cells which have been designed and the additional airspace which will be gained upon completion of development. These estimates are updated on an annual basis.

     Depreciation of other property and equipment is provided on the straight-line method based upon the estimated useful lives of the assets. The estimated useful lives are as follows:

Land improvements...........................................  15 - 20 years
Landfill, excluding cell development costs..................       50 years
Buildings...................................................  20 - 31 years
Machinery and equipment.....................................   3 - 15 years
Furniture and fixtures......................................    3 - 7 years

DEFERRED COSTS

     The Partnerships use the straight-line method for amortization of deferred costs. Bid costs are amortized over 20 years, the life of the related contract. Loan fees are amortized over the lives of the related loans. Bond issuance costs are amortized over 15 years, the term of the related bond.

INCOME TAXES

     Columbia and Finley are not taxpaying entities for federal or state income tax purposes. Activity from the partnerships is taxable to each partner and is reportable in the partners' tax returns.

COMPREHENSIVE INCOME

     Effective January 1, 1998, the Partnerships adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes new rules for the reporting

                          COLUMBIA RESOURCE CO., L.P.
               AND FINLEY-BUTTES LIMITED PARTNERSHIP (CONTINUED)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1997 AND 1998
                                 (IN THOUSANDS)

and display of comprehensive income and its components; however, the adoption had no impact on the Partnership's net income or partners' capital. SFAS 130 requires unrealized gains or losses on the Partnership's available for sale securities, which prior to adoption would have been reported separately in partners' capital, to be included in other comprehensive income. There was no effect on prior year financial statements to conform to the requirements of SFAS 130.

     ENVIRONMENTAL RISKS -- The Partnerships are subject to liability for any environmental damage that the solid waste facilities they operate may cause to neighboring landowners, particularly as a result of the contamination of drinking water sources or soil. Any substantial liability for environmental damage incurred by the Partnerships could have a material adverse effect on the Partnership's financial condition, results of operations or cash flows.

     LEGAL PROCEEDINGS -- In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Partnerships may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines or to revoke or deny renewal of an operating permit held by the Partnerships. From time to time the Partnerships may also become parties to various claims or suits for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal course of operating a waste management business. However, as of December 31, 1998, there are no current proceedings or litigation involving the Partnerships that they believe will have a material adverse impact on the Partnerships' business, financial condition, results of operations or cash flows.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 2. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                    DECEMBER 31,
                                                                --------------------
                                                                  1997        1998
                                                                --------    --------
Land and land improvements..................................    $  6,137    $  6,137
Landfill, including cell development costs..................      15,330      16,399
Buildings...................................................       7,193       7,231
Machinery and equipment.....................................       6,622       6,793
Furniture and fixtures......................................         303         249
                                                                --------    --------
                                                                  35,585      36,809
Less accumulated depreciation...............................     (14,408)    (16,989)
                                                                --------    --------
                                                                $ 21,177    $ 19,820
                                                                ========    ========

                          COLUMBIA RESOURCE CO., L.P.
               AND FINLEY-BUTTES LIMITED PARTNERSHIP (CONTINUED)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1997 AND 1998
                                 (IN THOUSANDS)

 3. OTHER ASSETS

     Other assets consist of the following:

                                                                  DECEMBER 31,
                                                                ----------------
                                                                 1997      1998
                                                                ------    ------
Pollution liability self-insurance fund (Note 9)............    $1,778    $2,226
Deferred bid costs, net of accumulated amortization of $234
  in 1997 and $273 in 1998..................................       546       507
Deferred bond issuance costs, net of accumulated
  amortization of $227 in 1997 and $265 in 1998.............       340       302
Other.......................................................        24        22
                                                                ------    ------
                                                                 2,688     3,057
Less current portion (Note 9)...............................        --      (668)
                                                                ------    ------
                                                                $2,688    $2,389
                                                                ======    ======

     The pollution liability self-insurance fund is invested primarily in short-term government bonds which are being held to maturity and recorded at amortized cost which approximates fair value.

 4. LINE OF CREDIT

     Columbia has available a revolving line of credit of $1,000 with U.S. Bank (the bank) which is subject to periodic review. Interest on the revolving line of credit is payable monthly at the bank's prime rate plus a margin based on the combined net worth of the Partnerships (7.75% at December 31, 1998). The outstanding principal balance of this note is required to be paid in full for 30 consecutive days each year. This credit agreement also provides for a term loan to Finley, which is supported by the same collateral base (Note 5).

     Amounts due the bank are collateralized by essentially all assets of the Partnerships. Also, the agreement contains provisions, among others, requiring the maintenance of certain levels of net worth and operating income and limits the amount of capital expenditures. As of December 31, 1998, the Partnerships were in compliance with the covenants.

     The note payable due to a related party totaling $5,575 at December 31, 1998 is subordinated to the bank to secure the Partnerships' obligations to the bank (Note 5).

                          COLUMBIA RESOURCE CO., L.P.
               AND FINLEY-BUTTES LIMITED PARTNERSHIP (CONTINUED)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1997 AND 1998
                                 (IN THOUSANDS)

 5. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
Industrial revenue bonds, collateralized by essentially all
  assets of the Partnerships and by an irrevocable letter of credit totaling $13,599 at December 31, 1998, interest at
  6% to 7.5% paid semi-annually, principal payments due
  periodically through 2006.................................  $10,450    $ 9,565
Note payable to a related party, collateralized by
  essentially all assets of the Partnerships, interest
  payable monthly at 6.18% through January 2003, monthly
  payments of $66 including interest from January 2003
  through May 2012 (Notes 4 and 12).........................    5,575      5,575
Note payable to bank, collateralized by essentially all
  assets of the Partnerships, payable in monthly
  installments of $70, plus interest at the prime rate plus
  a margin based on debt to worth ratio (7.75% at December
  31, 1998), through June 2002 (Notes 4 and 12).............    3,776      2,937
Other notes payable.........................................    1,146         --
                                                              -------    -------
                                                               20,947     18,077
Less current portion........................................   (2,039)    (1,779)
                                                              -------    -------
                                                              $18,908    $16,298
                                                              =======    =======

     At December 31, 1998, annual maturities of long-term debt are as follows:

                                                       INDUSTRIAL   NOTE PAYABLE
                                                        REVENUE     TO A RELATED   OTHER NOTES
                                                         BONDS         PARTY         PAYABLE      TOTAL
                                                       ----------   ------------   -----------   -------
Year ending December 31,
1999.................................................    $  940        $   --        $  839      $ 1,779
2000.................................................     1,000            --           839        1,839
2001.................................................     1,065            --           839        1,904
2002.................................................     1,135            --           420        1,555
2003.................................................     1,215           418            --        1,633
Thereafter...........................................     4,210         5,157            --        9,367
                                                         ------        ------        ------      -------
                                                         $9,565        $5,575        $2,937      $18,077
                                                         ======        ======        ======      =======

     The industrial revenue bond agreement requires Columbia to maintain a certain level of partnership capital and restricts distributions from Columbia.

     The note payable of $5,575 contains provisions, among others, requiring the maintenance of certain levels of net worth and operating income and limits the amount of capital expenditures.

     As of December 31, 1998 the Partnerships were in compliance with the covenants.

 6. RELATED PARTY TRANSACTIONS

     The following is a summary of significant related party transactions:

     - Disposal fees and freight charges paid to a related entity totaled $3,118 in 1996, $2,979 in 1997 and $3,234 in 1998.

                          COLUMBIA RESOURCE CO., L.P.
               AND FINLEY-BUTTES LIMITED PARTNERSHIP (CONTINUED)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1997 AND 1998
                                 (IN THOUSANDS)

     - Interest paid to related parties totaled $366 in 1996, $349 in 1997 and $344 in 1998.

     - Revenues for landfill and disposal services provided to affiliated companies totaled $635 in 1996 and $12 in 1997.

     A substantial amount of the accounts payable due to related parties represents balances due for regular disposal fees and freight charges.

 7. MAJOR CUSTOMERS

     In 1996, one customer represented approximately 22% and two customers represented approximately 17% each of the revenue of the Partnerships.

     In 1997, two customers represented approximately 20% each and Waste Connections, Inc. (WCI) represented approximately 10% of the revenue of the Partnerships.

     In 1998, WCI represented approximately 29% and Waste Management, Inc. represented 19% of the revenues of the Partnerships.

 8. RETIREMENT PLAN

     The Partnerships sponsor a 401(k) retirement plan. Substantially all employees are covered under the plan. Contributions are made to the plan at the discretion of management and totaled approximately $62 in 1996, $66 in 1997 and $69 in 1998. Included in the contributions were approximately $4 in 1996 and $3 in 1997 for Wastech, Inc., a former subsidiary (Note 10).

 9. COMMITMENTS AND CONTINGENCIES

     A pollution liability self-insurance fund was created pursuant to the requirements of the contract with the County. Monthly deposits are made to the fund by Columbia based on tonnage of waste received under the contract. Amounts held in the fund are to be used for potential pollution claims made against Columbia in its performance of the terms of the contract.

     Columbia's contract with the County was amended effective January 1, 1999, resulting in changes in tipping fees, administrative fees and the pollution liability self-insurance fund. The liability representing the fund balance of future disbursements to the County (30% of the fund balance) at the effective date is to be distributed to that county and the obligation of Columbia to make monthly deposits to this fund has ceased.

     The remaining 70% of the fund balance is to be held for a period of ten years after the last date waste is received under the contract. Provided there are no claims against the fund, Columbia may take distributions from the fund.

     The balance in the fund as of December 31, 1997 and 1998 totaled $1,970 and $2,409, respectively. At December 31, 1997 and 1998, $192 and $183, respectively, is included in cash and cash equivalents because Columbia has received reimbursement of these amounts for income taxes paid as a result of taxability of the fund. The remaining balance is included in other assets. Columbia has expensed 30% of each monthly deposit (net of related income taxes to be paid) to the fund with a corresponding increase to other liability to reflect the portion of future disbursements from the fund due to the County. There have been no claims to date, and it is not possible to determine the amount of future liability, if any.

     Performance under the terms of the contract with the County is secured by a $2,000 letter of credit.

                          COLUMBIA RESOURCE CO., L.P.
               AND FINLEY-BUTTES LIMITED PARTNERSHIP (CONTINUED)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1997 AND 1998
                                 (IN THOUSANDS)

     Finley has a royalty agreement with the previous owner of the property which requires payments of $200 per year through the life of the landfill. Payments are expensed and totaled $200, in each of 1996, 1997 and 1998.

     Performance under terms of a permit issued to Finley by the State of Oregon is secured by a $1,000 letter of credit.

     A contract with a governmental subdivision of Oregon requires Finley to pay an annual license fee based upon the total number of tons of solid waste generated from certain geographic boundaries. The minimum annual license fee is $50, as adjusted from time to time.

     Finley is responsible for all closure and post-closure costs relating to the disposal site owned and operated by Finley. Pursuant to a contract with a governmental subdivision of Oregon, Finley has established a fund to provide for closure and post-closure costs (the Closure Fund) and a fund to provide for the maintenance of roads giving access to the landfill (a Road Fund). The funds are held by the governmental subdivision in interest-bearing accounts. Finley deposits amounts into the funds monthly based upon tonnage of solid waste delivered to the landfill. Payments are expensed as they are paid. Finley's obligation to make deposits to the Closure Fund terminates at such time as the total amounts deposited, including interest, total $1,000. Amounts deposited to date in the Closure Fund, including interest, total approximately $362 at December 31, 1998.

10. SALE OF WASTECH, INC.

     On December 31, 1997, Columbia sold its wholly owned subsidiary, Wastech, Inc. (the Subsidiary) to Waste Management, Inc. (the Company) for 99,506 shares (not in thousands) of stock of the Company (fair value of $3,900 at December 31, 1997). The stock is considered available for sale.

11. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     As described in Note 1, the Partnerships are not subject to federal income taxes. In connection with the proposed stock purchase agreement with Waste Connections, Inc. (WCI) (Note 12), the Partnerships (as wholly-owned subsidiaries of WCI) will be subject to corporate income taxes. The Partnerships had combined income for income tax purposes of $2,706, $3,455 and $4,973 for 1996, 1997 and 1998, respectively. Had the Partnerships filed income tax returns as regular corporations for 1996, 1997 and 1998, income tax expense under the provisions of Financial Accounting Standards No. 109 would have been $1,255, $1,935 and $1,785, respectively.

                          COLUMBIA RESOURCE CO., L.P.
               AND FINLEY-BUTTES LIMITED PARTNERSHIP (CONTINUED)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1997 AND 1998
                                 (IN THOUSANDS)

     The following unaudited pro forma information reflects income tax expense (benefit) for the Partnerships as if the Partnerships had been subject to income taxes:

                                                             YEARS ENDED
                                                             DECEMBER 31,
                                                       ------------------------
                                                        1996     1997     1998
                                                       ------   ------   ------
Current:
  Federal............................................  $  920   $1,175   $1,691
  State..............................................     126      158      198
                                                       ------   ------   ------
                                                        1,046    1,333    1,889
Deferred.............................................     209      602     (104)
                                                       ------   ------   ------
Pro forma income taxes...............................  $1,255   $1,935   $1,785
                                                       ======   ======   ======

     The pro forma provisions for income taxes for the years ended December 31, 1996, 1997 and 1998 differ from the amounts computed by applying the applicable statutory federal income tax rate of (34%) to income before income taxes due to certain non-deductible expenses, state income taxes and differences in the book and tax gains on the sale of Wastech, Inc. in 1997.

     The Partnership's pro forma deferred income tax asset of approximately $193 and $265 as of December 31, 1997 and 1998, respectively, relates principally to differences in the recognition of vacation accruals, liability reserves and certain other temporary differences. The Partnerships also had pro forma deferred tax liabilities as of December 31, 1997 and 1998 of approximately $1,168 and $1,131 which relate to differences between tax and financial methods of depreciation, the unrealized gain on the investment in marketable securities, and differences between the book and tax basis of accounts receivable and accrued liabilities.

12. SUBSEQUENT EVENTS

     On January 15, 1999, Finley distributed $365 to Partners for income tax payments.

     On February 12, 1999, MENWI, RHFC, the sole stockholder of MENWI and RHFC, and Waste Connections, Inc. (WCI) announced they had signed a definitive agreement under which all of the outstanding shares of MENWI and RHFC would be sold to WCI for cash. The transaction closed on March 31, 1999. Prior to closing, Columbia distributed to the partners the marketable securities discussed in Note 10. At the time the transaction closed, the notes payable of $5,575 and $2,937 (Note 5) became due and payable.

13. YEAR 2000 ISSUE (UNAUDITED)

     Like other companies, the Partnerships could be adversely affected if the computer systems we, our suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Partnerships' operations, however, management does not expect operations to be significantly affected by Year 2000 issues.

        (b)  Pro Forma Financial Information.

        Waste Connections, Inc. Unaudited Pro Forma Financial Statements

        Introduction to Unaudited Pro Forma Financial Statements

        Unaudited Pro Forma Statement of Operations for the year ended
             December 31, 1998

        Notes to Unaudited Pro Forma Statement of Operations

        Unaudited Pro Forma Balance Sheet as of December 31, 1998

        Notes to Unaudited Pro Forma Balance Sheet

                            WASTE CONNECTIONS, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

     The Unaudited Pro Forma Statement of Operations for the year ended December 31, 1998 gives effect to the business combination involving WCI and Columbia Resource Co., LP and Finley-Buttes Limited Partnership ("CRCFBLP") as if such business combination occurred on January 1, 1998 and was accounted for using the purchase method of accounting. In addition to reflecting the business combination involving WCI and CRCFBLP, the following Unaudited WCI and the Murrey Companies Pro Forma Combined Statement of Operations for the year ended December 31, 1998 reflects the mergers with the Murrey Companies as poolings-of-interests.

     The following Unaudited Pro Forma Balance Sheet as of December 31, 1998 assumes WCI's acquisition of CRCFBLP occurred on December 31, 1998. In addition to reflecting the business combinations involving WCI and CRCFBLP, the following Unaudited Pro Forma Combined Balance Sheet as of December 31, 1998 reflects the mergers with the Murrey Companies as poolings-of-interests.

     WCI has preliminarily analyzed the savings that it expects to be realized by consolidating certain operational and general and administrative functions. WCI has not and cannot quantify all of these savings due to the short period of time since the CRCFBLP and Murrey Companies acquisitions occurred. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to WCI's corporate management. However, these costs, like the savings they offset, cannot be quantified accurately. Neither the anticipated savings nor the anticipated costs have been included in the Unaudited Pro Forma Financial Statements.

     The Unaudited Pro Forma Financial Statements include certain adjustments to the historical financial statements, including adjusting depreciation expense to reflect purchase price allocations of the entities acquired by WCI, adjusting interest expense to reflect acquisition-related debt and the related income tax effects of these adjustments.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The Unaudited Pro Forma Financial Statements do not purport to represent what WCI's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or to project WCI's financial position or results of operations for any future period. Because WCI, the Murrey Companies and CRCFBLP were not under common control or management for all periods, historical combined results may not be comparable to, or indicative of, future performance. The Unaudited Pro Forma Financial Statements should be read in conjunction with the CRCFBLP financial statements and notes thereto included elsewhere herein, WCI's consolidated historical financial statements included in its Annual Report on Form 10-K, and the Murrey Companies combined historical financial statements included in WCI's Current Report on Form 8-K/A dated April 2, 1999.

                            WASTE CONNECTIONS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  WASTE                                                      THE MURREY
                            CONNECTIONS, INC.     CRCFBLP       PRO FORMA                    COMPANIES     PRO FORMA
                              CONSOLIDATED        COMBINED     ADJUSTMENTS     PRO FORMA      COMBINED     COMBINED
                            -----------------   ------------   -----------    ------------   ----------   -----------
Revenues..................     $   54,042         $22,511        $(7,017)(a)   $   69,536     $32,528     $   102,064
Operating expenses:
  Cost of operations......         36,554          10,675         (7,017)(a)       40,166      26,410          66,576
                                                                     (46)(b)
  Selling, general and
    administrative........          5,317           2,956             --            8,273       2,791          11,064
  Depreciation and
    amortization..........          4,112           2,729           (683)(c)        6,158       2,194           8,352
  Stock compensation......            632              --             --              632          --             632
                               ----------         -------        -------       ----------     -------     -----------
Income from operations....          7,427           6,151            729           14,307       1,133          15,440
Interest expense..........         (2,257)         (1,258)        (5,280)(d)       (8,795)       (535)         (9,330)
Other income (expense),
  net.....................             --              29             --               29          79             108
                               ----------         -------        -------       ----------     -------     -----------
Income before income
  taxes...................          5,170           4,922         (4,551)           5,541         677           6,218
Income tax provision......         (2,395)             --         (1,968)(e)       (2,543)       (535)         (3,078)
                                                                   1,820(f)
                               ----------         -------        -------       ----------     -------     -----------
Income before
  extraordinary item......          2,775           4,922         (4,699)           2,998         142           3,140
Extraordinary
  item -- early
  extinguishment of debt,
  net of tax benefit of
  $264....................         (1,027)             --             --           (1,027)         --          (1,027)
                               ----------         -------        -------       ----------     -------     -----------
Net income................     $    1,748         $ 4,922        $(4,699)      $    1,971     $   142     $     2,113
                               ==========         =======        =======       ==========     =======     ===========
Redeemable convertible
  preferred stock
  accretion...............           (917)             --             --             (917)         --            (917)
                               ----------         -------        -------       ----------     -------     -----------
Net income applicable to
  common stockholders.....     $      831         $ 4,922        $(4,699)      $    1,054     $   142     $     1,196
                               ==========         =======        =======       ==========     =======     ===========
Basic earnings per share:
  Income before
    extraordinary item....     $     0.29                                      $     0.32                 $      0.24
  Extraordinary item......          (0.16)                                          (0.16)                      (0.11)
                               ----------                                      ----------                 -----------
  Net income per share....     $     0.13                                      $     0.16                 $      0.13
                               ==========                                      ==========                 ===========
Diluted earnings per
  share:
  Income before
    extraordinary item....     $     0.22                                      $     0.25                 $      0.20
  Extraordinary item......          (0.12)                                          (0.12)                      (0.09)
                               ----------                                      ----------                 -----------
  Net income per share....     $     0.10                                      $     0.13                 $      0.11
                               ==========                                      ==========                 ===========
Shares used in calculating
  basic earnings per
  share...................      6,460,293                                       6,460,293                   9,349,173
                               ==========                                      ==========                 ===========
Shares used in calculating
  diluted earnings per
  share...................      8,371,415                                       8,371,415                  11,260,295
                               ==========                                      ==========                 ===========

                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                            STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

     ASSUMPTIONS. The unaudited pro forma statement of operations for the year ended December 31, 1998 is presented as if the acquisition of CRCFBLP occurred on January 1, 1998. In addition, the unaudited pro forma combined statement of operations for the year ended December 31, 1998 combines the pro forma statements of operations for that period with the historical statement of operations for the Murrey Companies for the year ended December 31, 1998.

     BUSINESS COMBINATIONS. The acquisition of CRCFBLP is being accounted for under the purchase method of accounting for business combinations. Certain items affecting the purchase price and its allocation are preliminary. The preliminary purchase price consists of the following:

                                                            CRCFBLP
                                                            -------
Cash paid to shareholders.................................  $66,911
Liabilities assumed.......................................   18,935
Acquisition costs.........................................      316
                                                            -------
                                                            $86,162
                                                            =======

     The Company has preliminarily allocated the purchase price as follows:

                                                            CRCFBLP
                                                            -------
Tangible assets purchased, including landfill.............  $85,962
Covenant not to compete...................................      200
                                                            -------
                                                            $86,162
                                                            =======

     WCI's mergers with the Murrey Companies are accounted for under the pooling-of-interests method of accounting for business combinations. The pro forma financial statements assume the issuance of 2,888,880 shares, which represents the actual number of shares exchanged.

     PRO FORMA ADJUSTMENTS. The unaudited pro forma statement of operations does not reflect non-recurring costs resulting directly from the merger between the Company and the Murrey Companies. The management of the Company estimates that these costs will approximate $6,200 and will be charged to operations in the quarter that the merger is consummated. The amount includes costs to merge the companies, signing bonuses to be paid to Murrey Company officers, and professional fees. The following adjustments have been made to the unaudited pro forma statement of operations:

 (a) Eliminate intercompany revenue and expense between WCI and CRCFBLP.

(b) To record closure and post closure amortization in accordance with the Company's policies.

 (c) To record site depletion expense in accordance with the Company's policies.

(d) To record interest expense on the debt obligations incurred by the Company in connection with the acquisition of CRCFBLP.

 (e) To record income tax provision for CRCFBLP which were limited partnerships for income tax purposes for all periods prior to the acquisition by the Company.

 (f) To recorded estimate tax benefit for the year ended December 31, 1998 associated with the pro forma adjustments.

                            WASTE CONNECTIONS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                            STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

     PRO FORMA COMBINED PER SHARE DATA. The shares used in computing the unaudited pro forma combined net income per share for the year ended December 31, 1998 are based upon the pro forma number of common shares as summarized in the table below. See Note 11 of the Company's notes to financial statements included elsewhere herein for information concerning the computation of basic and diluted net income per share.

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
Basic Share Count:
  Company weighted average shares outstanding...............    6,460,293
  Shares issued in exchange for the Murrey Companies'
     stock..................................................    2,888,880
                                                              -----------
  Shares used in calculating pro forma combined basic net
     income (loss) per share................................    9,349,173
                                                              ===========
Diluted Share Count:
                                                              -----------
  Shares used in calculating the Company's diluted income
     (loss) per share.......................................    8,371,415
  Shares issued in exchange for the Murrey Companies'
     stock..................................................    2,888,880
                                                              -----------
  Shares used in calculating pro forma combined diluted net
     income (loss) per share................................   11,260,295
                                                              ===========

     ACQUISITION COSTS. The Company incurred costs of $316 related to the CRCFBLP acquisition which have been factored into the purchase price allocation. Costs incurred by CRCFBLP were expensed as incurred.

     No adjustments have been made in these pro forma statements of operations to conform accounting policies of the Murrey Companies with those of the Company. The nature and extent of such adjustments, if any, are not expected to be significant.

                            WASTE CONNECTIONS, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                     ASSETS

                                  WASTE                                                     THE MURREY
                            CONNECTIONS, INC.   CRCFBLP     PRO FORMA                       COMPANIES     PRO FORMA     PRO FORMA
                              CONSOLIDATED      COMBINED   ADJUSTMENTS          PRO FORMA    COMBINED    ADJUSTMENTS    COMBINED
                            -----------------   --------   -----------          ---------   ----------   -----------    ---------
Current assets:
  Cash and equivalents....      $  2,675        $ 2,048     $     --(2)(4)(5)   $  4,723     $   173       $    --      $  4,896
  Investments in
    Marketable
    Securities............            --          5,640           --               5,640          --            --         5,640
  Accounts receivable,
    net...................        10,769          2,330       (1,276)(8)          11,823       3,007            --        14,830
  Prepaid expenses and
    other current
    assets................         2,246          1,105           --               3,351          27            --         3,378
                                --------        -------     --------            --------     -------       -------      --------
        Total current
          assets..........        15,690         11,123       (1,276)             25,537       3,207            --        28,744
Property and equipment,
  net.....................        33,043         19,820       54,222(3)          107,085      13,943            --       121,028
Intangible assets, net....        98,785             --          200(3)           98,985       1,801            --       100,786
Other assets..............         1,794          2,389           --               4,183         184            --         4,367
                                --------        -------     --------            --------     -------       -------      --------
                                $149,312        $33,332     $ 53,146            $235,790     $19,135       $    --      $254,925
                                ========        =======     ========            ========     =======       =======      ========

                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings...      $     --        $    --     $     --            $     --     $ 1,500       $    --      $  1,500
  Accounts payable........         6,598          1,155       (1,276)(8)           6,477       1,509            --         7,986
  Advances from a related
    party.................            --             --           --                  --         543            --           543
  Deferred revenue........         2,052             --           --               2,052       1,095            --         3,147
  Accrued liabilities.....         4,154            536           --               4,690       1,330            --         6,020
  Current portion of
    long-term debt........         9,516          1,779         (839)(4)          10,456         731            --        11,187
  Other current
    liabilities...........         2,087            668           --               2,755         106            --         2,861
  Accrued merger related
    expenses..............            --             --           --                  --          --         6,200(1)      6,200
                                --------        -------     --------            --------     -------       -------      --------
        Total current
          liabilities.....        24,407          4,138       (2,115)             26,430       6,814         6,200        39,444
Long-term debt............        60,106         16,298       68,066(4)(5)       144,470       3,879            --       148,349
Deferred income taxes.....         1,645             --           --               1,645         623            --         2,268
Other long-term
  liabilities.............         2,091             --           91(7)            2,182         353            --         2,535
Stockholders' equity:
  Common stock............            94             --           --                  94          45           (16)(1)       123
  Additional paid-in
    capital...............        66,163             --           --              66,163         455            16(1)     66,634
  Deferred stock
    compensation..........          (428)                                           (428)         --            --          (428)
  Retained earnings
    (deficit).............        (4,766)                                         (4,766)      6,966        (6,200)(1)    (4,000)
  Accumulated other
    comprehensive
    income................            --            740         (740)(6)              --          --            --            --
  Other Partners'
    Capital...............            --         12,156      (12,156)(6)              --          --            --            --
                                --------        -------     --------            --------     -------       -------      --------
        Total
          stockholders'
          equity..........        61,063         12,896      (12,896)             61,063       7,466        (6,200)       62,329
                                --------        -------     --------            --------     -------       -------      --------
                                $149,312        $33,332     $ 53,146            $235,790     $19,135       $    --      $254,925
                                ========        =======     ========            ========     =======       =======      ========

                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     ASSUMPTIONS. The unaudited pro forma balance sheet as of December 31, 1998 combines the historical balance sheet of Waste Connections, Inc. with the historical balance sheets of CRCFBLP to be accounted for as a purchase, and the historical balance sheet of the Murrey Companies to be accounted for as poolings-of-interests as of December 31, 1998.

     PRO FORMA ADJUSTMENTS. The following adjustments have been made to the unaudited pro forma consolidated balance sheet.

     (1) To record Merger related entries consisting of estimated non-recurring costs of the Merger with the Murrey Companies and the issuance of 2,888,880 shares of the Company's common stock. The management of the Company estimates that the non-recurring costs will approximate $6,200 and will be charged to operations in the quarter the merger is consummated. This estimated expense, has been charged to retained earnings on the accompanying unaudited pro forma balance sheet.

     (2) Cash payments to former owners of CRCFBLP ($66,911) and payment of acquisition costs ($316).

     (3) To increase site costs of CRCFBLP for the excess of purchase price over net assets acquired of $54,422 and to record the fair value of the covenant not to compete ($200).

     (4) Pay off debt obligations of CRCFBLP ($8,512).

     (5) Record additional long term debt associated with the acquisition of CRCFBLP of $75,739.

     (6) To eliminate equity accounts of CRCFBLP.

     (7) To accrue closure and post closure liability in accordance with the Company's policies

     (8) To eliminate intercompany receivable between WCI and CRCFBLP.

     No adjustments have been made in the unaudited pro forma balance sheet to conform accounting policies of the Murrey Companies with those of the Company. The nature and extent of such adjustments, if any, are not expected to be significant.

        (c) Exhibits.

23.1    Consent of Perkins & Company, P.C., Independent Certified Public
        Accountants

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             WASTE CONNECTIONS, INC.
                             (Registrant)

Date:  April 29, 1999        By /s/ Ronald J. Mittelstaedt
                             Ronald J. Mittelstaedt
                             President and
                             Chief Executive Officer

                                  EXHIBIT INDEX

23.1                  Consent of Perkins & Company, P.C.